Exhibit 99.1

Noranda Announces New Chief Financial Officer
Franklin, Tennessee - October 22, 2013-Noranda Aluminum Holding Corporation (“Noranda” or the “Company”) (NYSE: NOR) today announced the appointment of Dale W. Boyles as its new Chief Financial Officer, effective November 5, 2013.
Prior to joining Noranda, Mr. Boyles was Operating CFO for Hanesbrands, Inc. (NYSE: HBI), a publicly traded consumer goods company based in Winston-Salem, North Carolina, from October 2011 to June 2012.  Mr. Boyles also served as Interim CFO for HBI during 2011 and as Vice President, Controller & Chief Accounting Officer for HBI from 2006 to May 2011.  From 1997 through 2006, Mr. Boyles served in various capacities for KPMG LLP including most recently as Audit Partner, Consumer & Industrial Markets.
“Dale brings extensive financial and operational leadership experience to Noranda,” said Layle K. “Kip” Smith, Noranda’s President and Chief Executive Officer. “I am excited to work with Dale as we continue to drive operational enhancements and grow Noranda’s integrated platform. We welcome him to our senior leadership team.”
Mr. Boyles replaces Robert B. Mahoney as Chief Financial Officer of Noranda. As previously announced, Mr. Mahoney will leave his employment with Noranda following the expiration of his employment contract on October 26, 2013.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company traded on the New York Stock Exchange.
Forward‐Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Exhibit 99.1

Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com